Exhibit 3.50

ARTICLES OF INCORPORATION

OF

NATIONAL GROSS SERVICE, INC.

I

NAME

The name of the corporation is NATIONAL GROSS SERVICE, INC.

II

PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

INITIAL DIRECTORS

The names and addresses of the persons appointed to act as the initial directors are:

MARCY Z. POLIER	9200 Sunset Blvd. Suite 1004 Los Angeles, Calif. 90069

DANIEL MICHAEL POLIER, JR.	9200 Sunset Blvd. Suite 1004 Los Angeles, Calif. 90069

IV

AGENT FOR SERVICE OF PROCESS

The name and address in this state of the corporation’s initial agent for service of process is:

AGAPAY & LEVYN

A Professional Corporation

V

STOCK

The Corporation is authorized to issue only one class of shares having a total number of 50,000 shares.

VI

NO PREFERENCES, PRIVILEGES, RESTRICTIONS

No distinction shall exist between the shares of the corporation or the holders thereof.

EXECUTION

IN WITNESS WHEREOF, the undersigned, who are the incorporators and the above named initial directors of this corporation, have executed these Articles of Incorporation on March 26, 1982.

/s/ Marcy Z. Polier
MARCY Z. POLIER
Incorporator

/s/ Daniel Michael Polier, Jr.
DANIEL MICHAEL POLIER, JR. Incorporator

We Declare that we are the persons who executed the above Articles of Incorporation, and such instrument is our act and deed.

/s/ Marcy Z. Polier	/s/ Daniel Michael Polier, Jr.
MARCY Z. POLIER	DANIEL MICHAEL POLIER, JR.

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Marcy Z. Polier and Daniel M. Polier certify that:

1. They are the President and Assistant Secretary, respectively, of Entertainment Data, Inc., a California corporation (the “Corporation”).

2. The Articles of Incorporation are amended by adding a new Article VII and a new Article VIII which shall read as follows:

ARTICLE VII

DIRECTOR LIABILITY

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE VIII

INDEMNIFICATION

The corporation may indemnify the officers, directors, and agents of the corporation by bylaw, agreement, vote of shareholder or otherwise to the fullest extent permitted by the laws of the State of California which may be in excess of that expressly allowed by California law; provided, however, that such indemnification is not expressly prohibited by California law.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 1,000 shares of common stock, which is the only class of stock issued by the Corporation. The number of shares of common stock voting in favor of the amendment exceeded the vote requirement, which is the affirmative vote of the majority of the outstanding shares of such class.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true of our own knowledge.

Dated: December 11, 1987

/s/ Marcy Z. Polier
Marcy Z. Polier, President

/s/ Daniel M. Polier
Daniel M. Polier, Assistant Secretary

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ENTERTAINMENT DATA, INC.

We, Harris Black the Vice President and Ellenore O’Hanrahan the Secretary of ENTERTAINMENT DATA, INC., a corporation duly organized and existing under the laws of State of California, do hereby certify:

1.	That they are the Vice President and the Secretary, respectively, of ENTERTAINMENT DATA, INC., a California corporation.

2.	That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors.

3.	The amendment so approved by the Board of Directors is as follows:

Article I of the Articles of Incorporation of said corporation be amended to read in full as follows:

“The name of the corporation is ACNIELSEN EDI, INC.”

4.	That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.

5.	The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve
Common	50,000	More than 50%

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6.	That the number of shares of the each class of stock which gave written consent in favor of said amendment exceeded the minimum percentage vote required of each class entitled to vote.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Stamford, Connecticut on March 9, 1998.

/s/ Harris Black
Harris Black, Vice President

/s/ Ellenore O’Hanrahan
Ellenore O’Hanrahan, Secretary

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Mary A. Dresdow

Secretary

March 16, 1998

Re:	ENTERTAINMENT DATA, INC., a California corporation

Proposed Name change to ACNIELSEN EDI, INC.

TO WHOM IT MAY CONCERN:

A. C. Nielsen Company, a Delaware corporation, holding a Certificate of Authority to transact business in the State of California, Corporation No. CO363397, hereby grants permission to ENTERTAINMENT DATA, INC. to use A.C. Nielsen in its name in the State of California.

A. C. NIELSEN COMPANY

By	/s/ Mary A. Dresdow
Mary A. Dresdow, Secretary

150 North Martingale Road, Schaumburg, Illinois 60173-2076 * Phone: 847-605-5093 • Fax: 847-605-2548

http://acnielsen.com

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ACNIELSEN EDI, INC.

We, Earl H. Doppelt the Vice President and James A. Ross the Assistant Secretary of ACNIELESEN EDI, INC., a corporation duly organized and existing under the laws of State of California, do hereby certify:

That they are the Vice President and the Assistant Secretary, respectively, of ACNIELSEN EDI, INC., a California corporation.

That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors.

The amendment so approved by the Board of Directors is as follows:

Article I of the Articles of Incorporation of said corporation is amended to read as follows:

“The name of the corporation is NIELSEN EDI, INC.”

That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of me shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.

That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follow:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve
Common	800	More than 50%

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6.	That the number of shares of each class of stock which gave written consent in favor of said amendment exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

Each of the undersigned declares under penalty of perjury under the laws of the state of California that the statement contained in the foregoing certificate are true of their own knowledge.

Executed at New York, New York on June 28, 2002.

/s/ Earl H. Doppelt
Earl H. Doppelt, Vice President

/s/ James A. Ross
James A. Ross, Assistant Secretary

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